UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2022

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 E. Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (844) 935-2832

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.0001 per share	XELA	The Nasdaq Stock Market LLC
6.00% Series B Cumulative Convertible Perpetual Preferred Stock, par value $0.0001 per share	XELAP	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 26, 2022, Exela Technologies BPA, LLC, a subsidiary of the registrant, entered into an employment agreement with Suresh Yannamani.  The agreement memorializes the existing terms of Mr. Yannamani's compensation, namely an annual base salary of $422,500, subject to annual review, and eligibility to participate in the Exela Technologies, Inc. Executive Bonus Plan with a bonus target of 100% of the base salary with a maximum stretch level performance target of 250% of base salary. In addition, the agreement provides for severance in an amount equal to the sum of two times the then current salary and the bonus target, in the case of termination for reasons other than cause or without good reason.  The Agreement also memorializes Mr. Yannamni's appointment as chief executive officer of the subsidiary.  In connection with his entry into the agreement, Mr. Yannamani ceased being President of the registrant.  The agreement expires on its one-year anniversary and automatically renews for successive one-year periods unless terminated by either party.

The foregoing description of the employment agreement does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the agreement, and is subject to and qualified in its entirety by reference to the full text of the agreement, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q, and will be incorporated herein in its entirety by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws

Reverse Stock Split

On July 25, 2022, Exela Technologies, Inc. (“Exela” or the “Company”) announced that it filed a Certificate of Amendment of the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Amendment”), with the Secretary of State of Delaware, to effect a 1-for-20 reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), at 5:00 p.m. Eastern Time on that date. Beginning with the opening of trading on July 26, 2022, the Company’s Common Stock will trade on The Nasdaq Capital Market on a split-adjusted basis under a new CUSIP number 30162V706 and will continue to trade under the symbol “XELA.”

As a result of the Reverse Split, every twenty (20) shares of the Company’s Common Stock issued and outstanding will be converted into one (1) share of Common Stock. No fractional shares will be issued in connection with the Reverse Split. Stockholders who would otherwise be entitled to a fractional share of Common Stock will instead receive cash in lieu of fractional shares based on the closing sales price of the Company’s Common Stock as quoted on The Nasdaq Capital Market on July 25, 2022.

The Reverse Split will not reduce the number of authorized shares of the Common Stock or preferred stock (the “Preferred Stock”), or change the par values of the Company’s Common Stock or Preferred Stock. The Reverse Split will affect all stockholders uniformly and will not affect any stockholder's ownership percentage of the Company's shares of Common Stock (except to the extent that the Reverse Split would result in some of the stockholders receiving cash in lieu of fractional shares). All outstanding options, warrants, restricted stock units and similar securities entitling their holders to receive or purchase shares of the Company’s Common Stock (including the conversion rate of the Preferred Stock) will be adjusted as a result of the Reverse Split, as required by the terms of each security.

The foregoing description of the Certificate of Amendment is a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed with this report as Exhibit 3.1 and is incorporated herein by reference.

As a result of the Reverse Split, the number of issued and outstanding shares of Common Stock will be approximately 64.8 million shares.

On July 25, 2022, the Company issued a press release announcing the Reverse Split. A copy of the press release is filed herewith as Exhibit 99.1 hereto.

Special Voting Stock Elimination

On July 25, 2022, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware retiring all previously redeemed shares of the Special Voting Preferred Stock. Effective upon the filing of the Certificate of Elimination, all references to the Special Voting Preferred Stock in the Second Amended and Restated Certificate of Incorporation of the Company shall be eliminated and the shares of Special Voting Preferred Stock so retired shall resume the status of authorized and unissued shares of preferred stock of the Company, without designation as to series.

Preferred Stock Increase

On July 25, 2022, the Company increased the authorized number of shares of each of Series B Cumulative Perpetual Preferred Stock and Tandem Preferred Stock of the Corporation, from 5,000,000 shares to 8,600,000.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Exela Technologies, Inc., effective July 25, 2022
3.2	Certificate of Elimination of Special Voting Preferred Stock of Exela Technologies, Inc., effective July 25, 2022
3.3	Certificate of Increase of Authorized Number of Shares of Tandem Preferred Stock of Exela Technologies, Inc., effective July 25, 2022
3.4	Certificate of Increase of Authorized Number of Shares of Series B Cumulative Convertible Perpetual Preferred Stock of Exela Technologies, Inc., effective July 25, 2022
99.1	Press Release of Exela Technologies, Inc., dated July 25, 2022
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2022

EXELA TECHNOLOGIES, INC.

By:	/s/ Erik Mengwall
Name: Erik Mengwall
Title: Secretary